 Exhibit 10.18

FIRST AMENDMENT

TO

Torvec, Inc., 2011 Stock Option Plan

THIS FIRST AMENDMENT to the Torvec, Inc. 2011 Stock Option Plan (the “Plan”) is effective upon approval by Torvec’s Board of Directors at a regularly scheduled meeting of the Board dated February 26, 2015.

FIRST: Section 5.1 of the Plan is hereby amended by the deletion of the following sentence: “Of this number, the maximum number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,000,000 Shares, subject to Article 9 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions.”

SECOND: There are no other Amendments to the Plan.

THIRD: This Amendment as approved by the Company’s Board is authorized and has been duly made pursuant to the provisions of Article 10 of the Plan.

IN WITNESS WHEREOF, the Company’s Chief Executive Officer hereby executes this First Amendment in accordance with the directive of the Company’s Board of Directors, dated February 26, 2015.

/s/ Richard A. Kaplan
Richard A. Kaplan
Chief Executive Officer